Exhibit 4.4

EXECUTION VERSION

DATED 10 February 2020

(1) THE DEBTORS

as Debtors

(2) KREOS CAPITAL V (UK) LIMITED

as Senior Agent

(3) KREOS CAPITAL V (UK) LIMITED

as Security Agent

(4) KREOS CAPITAL V (UK) LIMITED and SILICON

VALLEY BANK

as Senior Lenders

(5) NOVARTIS PHARMA AG

as Subordinated Creditor

SUBORDINATION DEED

CONTENTS

1	DEFINITIONS AND INTERPRETATIONS	1

2	PURPOSE OF THIS DEED	3

3	RANKING OF DEBT	3

4	UNDERTAKINGS OF DEBTORS	3

5	UNDERTAKINGS OF SUBORDINATED CREDITOR	4

6	CONTRAVENTION	5

7	RESTRUCTURING	5

8	WAIVER OF DEFENCES	5

9	ASSIGNMENT AND TRANSFER	5

10	MISCELLANEOUS	6

11	NOTICES	7

12	GOVERNING LAW	8

SCHEDULE 1 THE DEBTORS		9

THIS SUBORDINATION DEED is made this          day of                  2020

BETWEEN:

(1)	THE PERSONS NAMED IN SCHEDULE 1, as debtors under the Senior Loan Documents and/or the Junior Finance Documents (the “Debtors”, each a “Debtor”);

(2)

KREOS CAPITAL V (UK) LIMITED a limited liability company incorporated under the laws of England & Wales with company number 09728300 and its registered office at 25 Old Burlington Street London W1S 3AN, as agent under the Senior Loan Agreement (the “Senior Agent”);

(3)

KREOS CAPITAL V (UK) LIMITED a limited liability company incorporated under the laws of England & Wales with company number 09728300 and its registered office at 25 Old Burlington Street London W1S 3AN, as security agent under the Senior Loan Agreement (the “Security Agent”);

(4)

SILICON VALLEY BANK a California corporation with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 US and registered in England & Wales under numbers BR014561 and FC029579 with its UK branch at Alphabeta 14-18 Finsbury Square, London, EC2A 1BR and KREOS CAPITAL V (UK) LIMITED a limited liability company incorporated under the laws of England & Wales with company number 09728300 and its registered office at 25 Old Burlington Street London W1S 3AN, as lenders under the Senior Loan Agreement (the “Senior Lenders”, each a “Senior Lender”); and

(5)

NOVARTIS PHARMA AG a company incorporated and registered in Switzerland whose registered office is Postfach, 4002 Basel Switzerland, as creditor under the Junior Finance Documents (the “Subordinated Creditor”).

NOW THIS DEED WITNESSES as follows:

1	DEFINITIONS AND INTERPRETATIONS

1.1	In this Deed, unless the context otherwise requires, the following expressions have the following meanings:

“Company” means Mereo BioPharma Group Plc, a public limited company established in England & Wales under company number 09481161 with registered office at 4th Floor, 1 Cavendish Place, London W1G 0QF;

“Senior Debt” means all or any monies and liabilities which shall from time to time (and whether on or at any time after demand) be due, owing or incurred in whatsoever manner to the Senior Lenders by the Debtors under or in connection with the Senior Loan Agreement;

“Senior Loan Agreement” means the £20,455,000 loan agreement dated on or around the date of this Deed between (1) the Debtors, (2) the Senior Lenders, (3) the Senior Agent and (4) the Security Agent;

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect;

“Subordinated Debt” means any sums owned by the Company to the Subordinated Creditor pursuant to the Subordinated Convertible Notes; and

“Subordinated Convertible Notes” means the convertible loan note instrument dated on or around the date hereof between the Company and the Subordinated Creditor, as amended, varied and restated from time to time.

1.2	In this Deed, unless a contrary intention appears:

1.2.1

a reference to statutes, statutory provisions and other legislation shall include all amendments, substitutions, modifications and re-enactments for the time being in force and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant legislation;

1.2.2	a reference to “including” shall not be construed as limiting the generality of the words preceding it;

1.2.3	a reference to this Deed shall include the Schedule;

1.2.4	any term or phrase defined in the Companies Act 2006 (as amended from time to time) shall bear the same meaning in this Deed;

1.2.5	words importing the singular shall include the plural and vice versa and words denoting any gender shall include all genders;

1.2.6

a reference to this Deed and to any provisions of it or to any other document referred to in this Deed shall be construed as references to it in force for the time being as amended, varied, supplemented, restated, substituted or novated from time to time;

1.2.7

a reference to any person is to be construed to include references to a corporation, firm, company, partnership, joint venture, unincorporated body of persons, individual or any state or agency of a state, whether or not a separate legal entity;

1.2.8	a reference to any person is to be construed to include that person’s assignees or transferees or successors in title, whether direct or indirect;

1.2.9	clause headings are for ease of reference only and are not to affect the interpretation of this Deed; and

1.2.10	unless otherwise defined herein words and expressions defined in the Senior Loan Agreement shall bear the same meanings when used in this Deed.

2	PURPOSE OF THIS DEED

2.1	The Senior Lenders have provided the Senior Debt, and the Subordinated Creditor has provided the Subordinated Debt, to the Company.

2.2	The parties have agreed that the priority of their respective debts shall be as set out in this Deed.

2.3	Each Debtor has agreed to enter this Deed to acknowledge its terms and to give certain covenants to the Senior Lenders, the Senior Agent, the Security Agent, and the Subordinated Creditor.

3	RANKING OF DEBT

Each Senior Lender and the Subordinated Creditor hereby agree, and each Debtor acknowledges, that the Senior Debt shall rank for all purposes and at all times ahead of the Subordinated Debt.

4	UNDERTAKINGS OF DEBTORS

4.1	For such time as any amount or claim is outstanding in respect of, or relating to, the Senior Debt, no Debtor shall (and the Subordinated Creditor undertakes not to require the Company to):

4.1.1	create or permit to subsist any Security over any of its assets for or in respect of all or any part of the Subordinated Debt;

4.1.2

pay, repay, repay in advance, prepay, redeem, purchase or otherwise discharge or release any of the Subordinated Debt other than any conversion of all or any part of the Subordinated Debt into shares in the Company or with the prior written consent of the Senior Agent; or

4.1.3

(save to the extent that the Security Agent (acting reasonably) is satisfied that the same shall not result in any impairment in the subordination contemplated by this Deed, and subject to Clause 4.2 below) and subject to the prior written consent of the Senior Lenders (such consent not to be unreasonably withheld), amend, vary, waive or release any provision of the Subordinated Convertible Notes; and/or

4.1.4

take or omit to take any action whereby the ranking and/or subordination arrangements provided for herein in relation to the Subordinated Debt or any part thereof are reasonably likely to be impaired or adversely affected.

4.2	If an amendment, variation, waiver or release of the Subordinated Convertible Notes is proposed, the Company shall:

4.2.1	inform the Senior Agent and the Security Agent of such proposed amendment, variation, waiver or release (the “Variation”);

4.2.2

no later than 10 Business Days (or such shorter time as may be agreed by the Senior Agent) prior to such proposed amendment, variation, waiver or release, provide the Senior Agent and the Security Agent with copies of the Subordinated Convertible Notes showing the proposed amendments, variations, waivers and/or releases (as the case may be);

4.2.3	seek the prior written consent of the Senior Lenders to the Variation (such consent not to be unreasonably withheld); and

4.2.4

promptly after any such amendment, variation, waiver or release has taken place, provide the Senior Agent and the Security Agent with copies of the Subordinated Convertible Notes as so amended, varied, waived or released.

5	UNDERTAKINGS OF SUBORDINATED CREDITOR

For such time as any amount or claim is outstanding in respect of, or relating to, the Senior Debt, the Subordinated Creditor will not:

5.1

demand or accept payment, repayment, repayment in advance, prepayment or any distribution in respect of, or on account of, any Subordinated Debt in cash or in kind or accelerate, declare payable on demand or enforce by execution or otherwise any principal, interest, cost or other sums in respect of the Subordinated Debt other than any conversion of all or any part of the Subordinated Debt into shares in the Company;

5.2

exercise any right of set-off, combination of accounts or lien or exercise or accept any transfer of rights, property or assets from the Company (or any other source) in satisfaction of the Subordinated Debt (other than any conversion of all or any part of the Subordinated Debt into shares in the Company);

5.3	claim or rank as a creditor in the insolvency, winding-up, bankruptcy or liquidation of the Company, other than subject to the terms of this Deed;

5.4	take, receive or permit to subsist any Security or any guarantee (or other assurance against financial loss) for, or in respect of, any Subordinated Debt;

5.5

(save to the extent permitted under Clause 4 (Undertakings of Debtors) amend, vary, waive or release any provision of the Subordinated Convertible Notes in any way which will have a material adverse effect upon the interests of the Senior Lenders under the Senior Loan Agreement;

5.6	provide additional loan facilities, however described, to the Company, without the prior written consent of the Senior Lenders (such consent not to be unreasonably withheld);

5.7	sell, transfer or otherwise dispose of any of the Subordinated Debt (other than in accordance with Clause 9.4); and/or

5.8

take or omit to take any action whereby the ranking and/or subordination arrangements provided for herein in relation to the Subordinated Debt or any part thereof may be impaired or adversely effected.

6	CONTRAVENTION

6.1

If at any time while any amount or claim is outstanding in respect of, or relating to, the Senior Debt, the Subordinated Creditor receives or recovers a payment or distribution of any kind whatsoever in respect of or on account of any Subordinated Debt, the recipient or beneficiary of such payment, distribution, set-off or combination will promptly pay all such amounts or distributions to the Security Agent and, pending such payment, will hold these amounts and distributions on trust (or otherwise separated from its assets) and on behalf of the Security Agent.

6.2

The Subordinated Debt will, as between the Company and the Subordinated Creditor, be deemed not to have been reduced or discharged to the extent of any payment or distribution to the Security Agent under Clause 6.1.

7	RESTRUCTURING

7.1

The Subordinated Creditor agrees that the Senior Debt may be refinanced and/or that its terms may be amended and that any amounts borrowed or obligations incurred by the Company and the Debtors in refinancing the Senior Debt will (whether or not the amount of such Senior Debt is greater than the amount made available at the date of this Deed) be Senior Debt within the meaning of this Deed and will rank in priority to the Subordinated Debt on substantially the terms set out in this Deed. Without limit to the generality of the foregoing, all amounts made available by the Senior Lenders to the Company from time to time by way of working capital (howsoever described) will be Senior Debt within the meaning of this Deed, whether made available in terms of the Senior Loan Agreement or otherwise.

7.2

The Subordinated Creditor agrees that the Senior Lenders may, at their discretion, make further advances to the Company and each such advance will be deemed to constitute Senior Debt for the purposes of this Deed.

8	WAIVER OF DEFENCES

8.1

The subordination effected or intended to be effected by this Deed and the obligations of the Subordinated Creditor under it shall not be affected by any act, omission or circumstances which but for this provision might operate to release the Subordinated Creditor from their obligations or affect such obligations or such subordination.

8.2	This Deed shall apply in respect of the Senior Debt irrespective of any intermediate payment of any of the Senior Debt and shall apply to the ultimate balance of the Senior Debt.

9	ASSIGNMENT AND TRANSFER

9.1	This Deed shall enure to and be binding on the permitted successors and assignees of the parties hereto.

9.2	No Debtor may assign or transfer all or any of its rights, obligations or benefits under this Deed.

9.3

Any Senior Lender may assign or otherwise transfer the whole or any part of the benefit of this Deed to any person to whom all or a corresponding part of its rights and benefits and, where applicable, obligations under the Senior Loan Agreement are assigned or transferred in accordance with the provisions of them.

9.4

The Subordinated Creditor hereby undertakes to the Senior Lenders that it shall not sell or transfer all or any part of the Subordinated Debt to any person other than to the same persons (and in the same manner and subject to the same restrictions) as such Subordinated Creditor would be entitled to transfer the Subordinated Debt (as applicable) held by such Subordinated Creditor under the Subordinated Convertible Notes and provided always that such assignee or transferee is first required to execute and deliver to the Senior Agent a deed of accession (in a form satisfactory to the Senior Lenders) in which the assignee or transferee agrees to be bound by the terms of this deed.

10	MISCELLANEOUS

10.1

Illegality: If at any time any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Deed hereof nor the legality, validity or enforceability of such provisions under the law of any other jurisdiction shall in any way be affected or impaired.

10.2

Waiver: No failure to exercise, nor delay in exercising, any right or remedy under this Deed by a Senior Lender will operate as a waiver of such rights and remedies, nor will any single or partial exercise of any other right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Deed are cumulative and are not exclusive of any rights or remedies provided by law.

10.3

Information: Subject to the terms of any confidentiality agreement or provisions that may be in force from time to time between either any of the Debtors and the Subordinated Creditor, or any of the Debtors and the Senior Lenders (and/or the Senior Agent and Security Agent), while any amount or claim is outstanding in respect of, or relating to, the Senior Debt, any Senior Lender and the Subordinated Creditor may disclose to each other information concerning the Debtors and their respective affairs in such manner and to such extent as the Senior Lender and the Subordinated Creditor may wish and each Debtor consents to such disclosure (without prejudice to any foregoing confidentiality agreement or provision).

10.4

Third party rights: A person who is not a party to this Deed shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed. This clause does not affect any right or remedy of any person which exists or is available otherwise than pursuant to that Act.

10.5	Conflict: If there is any conflict between the terms of this Deed and the Subordinated Convertible Notes, this Deed shall prevail.

10.6	Amendment: This Deed shall not be varied or amended in any way except in writing signed by each party.

10.7	Counterparts: This Deed may be executed in any number of counterparts and all the counterparts when executed and taken together shall constitute one and the same instrument.

10.8	Agreement: This Deed shall take effect as a deed notwithstanding that it may not have been executed as a deed by one or more of the parties.

11	NOTICES

11.1	Any communication to be made under or in connection with this Deed shall be made in writing and, unless otherwise stated, may be made by fax or letter.

11.2

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each party for any communication or document to be made or delivered under or in connection with this Deed is that identified with its name below or any substitute address, fax number or department or officer as the party may notify to the other parties by not less than five (5) Business Days’ notice. In the case of the Debtors and the Subordinated Creditor, the address of its registered office or of any place where it carries on business or of any agent for the service of process under this Deed shall also be addresses of the Debtors or the Subordinated Creditor for the purpose of this Clause 11 (Notices).

11.3	Any communication made or document made or delivered by one person to another under or in connection with this Deed will only be effective:

11.3.1	if by way of fax, upon transmission; or

11.3.2

if by way of letter sent in the mail, first class, registered or certified mail return receipt requested, with proper postage prepaid, upon the earlier of actual receipt and five (5) Business Days after deposit in the mail;

11.3.3	if by way of letter sent with a reputable overnight courier with all charges prepaid, one (1) Business Day after deposit with the courier;

11.3.4	if by way of letter hand-delivered by messenger, when delivered,

and, if a particular department or officer is specified as part of the address details set out below, if addressed to that department or officer.

11.4

Any communication or document to be made or delivered to any Senior Lender will be effective only when actually received by the Senior Lender and then only if it is expressly marked for the attention of the department or specified as part of the address details set out below (or any substitute department or officer as the Senior Lender shall specify for this purpose).

12	GOVERNING LAW

12.1

This Deed and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by, and construed in accordance with, the law of England & Wales.

12.2

The parties irrevocably agree that the courts of England & Wales shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Deed or its subject matter or formation (including non-contractual disputes or claims).

IN WITNESS WHEREOF this Deed has been duly executed by the parties as a deed on the day and year first written above.

SCHEDULE 1

THE DEBTORS

1	MEREO BIOPHARMA GROUP PLC, a public limited company established in England & Wales under company number 09481161

2	MEREO BIOPHARMA 1 LIMITED, a private limited company established in England & Wales under company number 09646998

3	MEREO BIOPHARMA 2 LIMITED, a private limited company established in England & Wales under company number 09647035

4	MEREO BIOPHARMA 3 LIMITED, a private limited company established in England & Wales under company number 09647034

5	MEREO BIOPHARMA 4 LIMITED, a private limited company established in England & Wales under company number 11029583

6	MEREO BIOPHARMA IRELAND LIMITED, a private limited company established in the Republic of Ireland under company number 627891

7	ONCOMED PHARMACEUTICALS, INC., a Delaware corporation with file number 3817658, whose registered office is at 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware 19808

8	MEREO US HOLDINGS INC., a Delaware corporation with file number 7176466, whose registered office is at 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware 19808

9	NAVI SUBSIDIARY, INC. a Delaware corporation with file number 7374678, whose registered office is at 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801

EXECUTION PAGE

THE DEBTORS

EXECUTED as a DEED by	)

MEREO BIOPHARMA GROUP PLC	)

acting by Denise Scots-Knight (director)	a)
director in the presence of a witness		/s/ Denise Scots-Knight
Director

/s/ Jessica Doughty Witness
Witness Name:
Jessica Doughty
Witness Address:
14 Sheraton Mews
WD18 7PE
Witness Occupation:		Executive Assistant
Notice details Address: Mereo BioPharma Group plc 4th Floor, 1 Cavendish Place, London W1G 0QF Email: legal@mereobiopharma.com Attention: General Counsel
EXECUTED as a DEED by	)

MEREO BIOPHARMA 1 LIMITED	)

acting by Denise Scots-Knight (director)	a)
director in the presence of a witness		/s/ Denise Scots-Knight
Director

/s/ Jessica Doughty Witness
Witness Name:
Jessica Doughty
Witness Address:
14 Sheraton Mews
WD18 7PE
Witness Occupation:		Executive Assistant
Notice details Address: Mereo BioPharma 1 Limited 4th Floor, 1 Cavendish Place, London W1G 0QF Email: legal@mereobiopharma.com Attention: General Counsel

EXECUTED as a DEED by	)
MEREO BIOPHARMA 2 LIMITED	)
acting by Denise Scots-Knight (director)	a)
director in the presence of a witness		/s/ Denise Scots-Knight
Director
/s/ Jessica Doughty Witness
Witness Name:
Jessica Doughty
Witness Address:
14 Sheraton Mews
WD18 7PE
Witness Occupation:
Executive Assistant
Notice details Address: Mereo BioPharma 2 Limited 4th Floor, 1 Cavendish Place, London W1G 0QF Email: legal@mereobiopharma.com Attention: General Counsel
EXECUTED as a DEED by	)
MEREO BIOPHARMA 3 LIMITED	)
acting by Denise Scots-Knight (director)	a)
director in the presence of a witness		/s/ Denise Scots-Knight
Director
/s/ Jessica Doughty Witness
Witness Name:
Jessica Doughty
Witness Address:
14 Sheraton Mews
WD18 7PE
Witness Occupation:
Executive Assistant
Notice details Address: Mereo BioPharma 3 Limited 4th Floor, 1 Cavendish Place, London W1G 0QF Email: legal@mereobiopharma.com Attention: General Counsel

EXECUTED as a DEED by	)

MEREO BIOPHARMA 4 LIMITED	)

acting by Denise Scots-Knight (director)	a)
director in the presence of a witness
/s/ Denise Scots-Knight
Director

/s/ Jessica Doughty
Witness

Witness Name:		Jessica Doughty

Witness Address:		14 Sheraton Mews

WD18 7PE

Witness Occupation:		Executive Assistant

Notice details

Address: Mereo BioPharma 4 Limited 4th Floor, 1 Cavendish Place, London W1G 0QF

Email: legal@mereobiopharma.com

Attention: General Counsel

SIGNED for and on behalf of	)

MEREO BIOPHARMA IRELAND LIMITED	)

by its lawfully appointed attorney CHARLES SERMON in the presence of:	)

/s/ Charles Sermon

Charles Sermon

/s/ Gemma Avery

Witness

Witness Name:		Gemma Avery

Witness Address:		76 Warescot Road

CM15 9H3

Witness Occupation:		Personal Assistant

Address: Mereo Biopharma Ireland Limited 25-28 North Wall Quay, Dublin 1 D01 H104

Email: legal@mereobiopharma.com

Attention: General Counsel

EXECUTED as a DEED by

ONCOMED PHARMACEUTICALS, INC.

acting by /s/ Denise Scots-Knight

Witness Name: /s/ Jessica Doughty

Witness Address: 14 Sheraton Mews, WD18 7PE

Witness Occupation: Executive Assistant

Notice details

Address: Oncomed Pharmaceuticals Inc 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware 19808

Email: legal@mereobiopharma.com

Attention: General Counsel

EXECUTED as a DEED by

MEREO US HOLDINGS, INC.

acting by /s/ Denise Scots-Knight

Witness Name: /s/ Jessica Doughty

Witness Address: 14 Sheraton Mews, WD18 7PE

Witness Occupation: Executive Assistant

Notice details

Address: Mereo US Holdings Inc 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware 19808

Email: legal@mereobiopharma.com

Attention: General Counsel

EXECUTED as a DEED by

NAVI SUBSIDIARY, INC.

acting by /s/ Denise Scots-Knight

Witness Name: Gemma Avery

Witness Address: 76 Warescot Road, CM15 9H3

Witness Occupation: Personal Assistant

Notice details

Address: Navi Subsidiary Inc

1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801

Email: legal@mereobiopharma.com

Attention: General Counsel

THE SENIOR AGENT

EXECUTED as a DEED by	)

KREOS CAPITAL V (UK) LIMITED	)

acting by Luca Colciago (director)	a)
director in the presence of a witness	)
/s/ Luca Colciago
Director

/s/ Lauren Mahoney
Witness

Name:		Lauren Mahoney

Address:		25 Old Burlington St.

W1S 3AN, UK

Occupation:		Portfolio Administrator

Notice details

Address: 25-28 Old Burlington Street, London W1S 3AN

Fax: +44 (0)207 409 1034

Attention: Jack Diamond

THE SECURITY AGENT

EXECUTED as a DEED by	)

KREOS CAPITAL V (UK) LIMITED	)

acting by Luca Colciago (director)	a)

director in the presence of a witness	)

/s/ Luca Colciago

Director

/s/ Lauren Mahoney

Witness

Name:		Lauren Mahoney

Address:		25 Old Burlington St.

W1S 3AN, UK

Occupation:		Portfolio Administrator

Notice details

Address: 25-28 Old Burlington Street, London W1S 3AN

Fax: +44 (0)207 409 1034

Attention: Jack Diamond

THE SENIOR LENDERS

EXECUTED as a DEED by	)
KREOS CAPITAL V (UK) LIMITED	)
acting by Luca Colciago (director)	a)
director in the presence of a witness	)	/s/ Luca Colciago
Director

/s/ Lauren Mahoney
Witness

Name:		Lauren Mahoney

Address:		25 Old Burlington St.

W1S 3AN, UK

Occupation:		Portfolio Administrator
Notice details Address: 25-28 Old Burlington Street, London W1S 3AN Fax: +44 (0)207 409 1034 Attention: Jack Diamond

EXECUTED as a DEED by

SILICON VALLEY BANK

a California corporation by Ian Murchie (authorised signatory), being a person who, in accordance with the laws of that territory, is acting under the authority of the corporation

	) ) ) ) ) )	/s/ Ian Murchie
Authorised signatory /s/ Ellie H Roberts
Witness
Name:
Ellie H Roberts
Address:
Alphabeta, 14-18 Finsbury

Square, London, EC2A 1BR
Occupation:
Associate

Notice details

Address:             Silicon Valley Bank, Alphabeta, 14-18 Finsbury Square , London EC2A 1BR

Fax:                    +44(0)207 600 9556

Attention:           Jim Watts

THE SUBORDINATED CREDITOR

EXECUTED as a DEED by	)
NOVARTIS PHARMA AG	)
a company incorporated in Switzerland	)
acting by Marc Ceulemans	)
(authorised signatory), being a person who, in accordance with the laws of that territory, is acting under the authority of the corporation	)
)
/s/ Marc Ceulemans, Head Strategic Venture, Capital Funds and Pharma Entities
Authorised signatory

/s/ Matt Owens
Witness
Name:
Matt Owens, Authorized Signatory
Address:

Occupation:

Notice details Address: Fax: Attention: